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                                                                    Exhibit 23.2

                                                1205 - 1095 West Pender Street
                                                Vancouver, BC Canada
                                                V6E 2M6
   LABONTE & CO.                                Telephone     (604) 682-2778
CHARTERED ACCOUNTANTS                           Facsimile     (604) 689-2778
                                                Email    labonte@intergate.bc.ca





June 16, 2000



InternetStudios.com, Inc.
1351 4th Street, Suite 227
Santa Monica, CA 90401



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated February 29, 2000, relating to the financial statements of InternetStudios.com, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.



                                                   /s/ LABONTE & CO.
                                                   ---------------------------
                                                   Chartered Accountants





Vancouver, B.C.
June 16, 2000